JGWPT HOLDINGS INC.

2013 OMNIBUS INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between JGWPT Holdings Inc., a Delaware corporation (the “Company”), and the member of the Board of Directors of the Company (the “Board”) named below (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Grantee:	___________________________

Number of Restricted Shares:	______

Date of Grant	__________ __, 20__

1.                  Number of Shares. The Company hereby grants to the Grantee the total number of restricted shares of Company Stock set forth above as Number of Restricted Shares (the “Restricted Shares”), subject to all of the terms and conditions of this Agreement and the Plan.

2.                  Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Agreement shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3.                  Vesting.

(a) The Restricted Shares shall become fully vested as of the earlier of (i) the first anniversary of the Date of Grant and (ii) the date of a Change in Control (as applicable, the “Vesting Date”), in each case provided that the Grantee is still serving on the Board as of the Vesting Date.

(b) If the Grantee’s service on the Board terminates for any reason prior to the Vesting Date, the Restricted Shares shall be immediately forfeited by the Grantee and transferred to, and reacquired by, the Company.

4.                  Dividends. Any dividends or other distributions that are declared with respect to the shares of Company Stock underlying the Restricted Shares between the Grant Date and the Vesting Date shall be paid to the Grantee on or as soon as practicable following the Vesting Date, and shall not be paid to the Grantee in the event that the Restricted Shares do not become so vested.

5.                  Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

6.                  Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

7.                  Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

8.                  Assignment and Transferability. Prior to the Vesting Date, the Restricted Shares may not be transferred, assigned or otherwise disposed of, and no transfer of the Grantee’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Shares, and all of the rights related thereto, shall be forfeited by the Grantee.

9.                  Legend on Certificates. The Grantee agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE JGWPT HOLDINGS INC. 2013 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND JGWPT HOLDINGS INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

10.              Securities Laws Requirements. The Company shall not be obligated to issue shares of Company Stock to the Grantee free of the restrictive legend described in Section 9 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.

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11.              Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12.              Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

13.              Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

14.              Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.

15.              Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to the Company:	JGWPT Holdings Inc.
201 King of Prussia Road
201 King of Prussia Road
Radnor, Pennsylvania 19087-5148
Attention: __________

If to the Grantee:	At the address in the Company’s records.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

16.              Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both of the parties hereto.

17.              Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understand the terms and provision thereof, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Agreement.

18.              Taxes. The Grantee shall be solely responsible for the payment of any and all taxes that arise with respect to the Restricted Shares. The Company will not be required to withhold any amounts in respect of such taxes.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

JGWPT HOLDINGS INC.

By:

Name:

Title:

GRANTEE

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